Exhibit 99.1

Mercury General Corporation Announces Fourth Quarter and Fiscal 2014 Results and Declares Quarterly Dividend

LOS ANGELES, Feb. 9, 2015 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the fourth quarter and fiscal 2014 results:

Consolidated Highlights

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2014	2013	$	%	2014	2013	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$697,317	$668,121	$29,196	4.4	$2,840,922	$2,728,999	$111,923	4.1
Net (loss) income	$(20,956)	$15,376	$(36,332)	(236.3)	$177,949	$112,143	$65,806	58.7
Net (loss) income per diluted share (2)	$(0.38)	$0.28	$(0.66)	(235.7)	$3.23	$2.04	$1.19	58.3
Operating (loss) income (1)	$(6,898)	$18,150	$(25,048)	(138.0)	$125,179	$119,567	$5,612	4.7
Operating (loss) income per diluted share (1)	$(0.13)	$0.33	$(0.46)	(139.4)	$2.28	$2.18	$0.10	4.6
Restructuring charges (3)	$0	$0	$0	NM	$0	$10,000	$(10,000)	NM
CDI Penalty (4)	$27,594	$0	$27,594	NM	$27,594	$0	$27,594	NM
Catastrophe losses (5)	$4,000	$1,000	$3,000	300.0	$11,000	$17,000	$(6,000)	(35.3)
Combined ratio (6)	105.6%	102.5%	—	3.1 pts	98.8%	99.6%	—	(0.8 pts
NM = not meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in "Information Regarding Non-GAAP Measures."

(2)	The dilutive impact of incremental shares is excluded from net loss position in accordance with GAAP.
(3)

In the first quarter of 2013, the Company consolidated its claims and underwriting operations located outside of California into hub locations in Florida, New Jersey, and Texas, which resulted in a net workforce reduction of approximately 135 employees and a $10 million expense. The amounts are rounded to the nearest million.

(4)

On January 10, 2015, the Company received notice that the California Department of Insurance ("CDI") adopted a decision made by a California Administrative Law Judge ("ALJ") related to a Notice of Non-Compliance originally issued in February 2004 and amended in 2006 ("NNC"). The NNC alleges that the Company charged and collected unapproved "broker fees" that were in excess of CDI approved rates. The Company accrued $27.6 million ($0.50 per diluted share) for the assessed penalty, which is not deductible for tax purposes. Readers are urged to review the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for more complete descriptions and discussion.

(5)

2014 catastrophe losses were primarily related to winter freeze events on the East Coast and severe rainstorms in California. 2013 catastrophe losses were primarily the result of tornadoes in Oklahoma and severe storms in the Midwest and the Southeast region. The amounts are rounded to the nearest million.

(6)

For the three months ended December 31, 2014 and 2013, the Company experienced unfavorable development of approximately $7 million and $5 million on prior accident years' losses and loss adjustment expenses reserves, respectively. The unfavorable development in the three months ended December 31, 2014 was primarily from the New York and New Jersey personal auto lines of business. For the twelve months ended December 31, 2014 and 2013, the Company experienced favorable development of approximately $3 million and unfavorable development of approximately $3 million on prior accident years' losses and loss adjustment expenses reserves, respectively. The favorable development in 2014 is primarily from the California personal auto lines of business partially offset by adverse development in other states.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
(000's except average annual yield)
Average invested assets at cost (1)	$3,262,688	$2,986,146	$3,204,592	$3,028,198
Net investment income (2)
Before income taxes	$32,067	$30,832	$125,723	$124,538
After income taxes	$28,229	$27,234	$111,456	$109,506
Average annual yield on investments - after income taxes (2)	3.5%	3.7%	3.5%	3.6%

(1)

Fixed maturities and short-term bonds at amortized cost and equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each respective period.

(2)

Net investment income increased due to higher average invested asset balances; and average annual yield decreased slightly primarily due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher, with lower yielding investments purchased during low interest rate environments.

The Board of Directors declared a quarterly dividend of $0.6175 per share. The dividend will be paid on March 31, 2015 to shareholders of record on March 17, 2015.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through February 16, 2015. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 64322751. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net premiums written	$697,317	$668,121	$2,840,922	$2,728,999

Revenues:
Net premium earned	$709,368	$680,892	$2,796,195	$2,698,187
Net investment income	32,067	30,832	125,723	124,538
Net realized investment (losses) gains	(21,629)	(4,269)	81,184	(11,422)
Other	2,005	2,199	8,671	9,738
Total revenues	$721,811	$709,654	$3,011,773	$2,821,041
Expenses:
Losses and loss adjustment expenses	533,951	516,166	1,986,122	1,962,690
Policy acquisition costs	132,244	128,511	526,208	505,517
Other operating expenses	83,040	53,313	249,381	219,478
Interest	737	396	2,637	1,260
Total expenses	$749,972	$698,386	$2,764,348	$2,688,945

(Loss) income before income taxes	(28,161)	11,268	247,425	132,096
Income tax (benefit) expense	(7,205)	(4,108)	69,476	19,953
Net (loss) income	$(20,956)	$15,376	$177,949	$112,143

Basic average shares outstanding	55,073	54,967	55,008	54,947
Diluted average shares outstanding	55,093	54,983	55,020	54,964

Basic Per Share Data
Net (loss) income	$(0.38)	$0.28	$3.23	$2.04

Net realized investment (losses) gains, net of tax	$(0.25)	$(0.05)	$0.95	$(0.14)

Diluted Per Share Data
Net (loss) income	$(0.38)	$0.28	$3.23	$2.04

Net realized investment (losses) gains, net of tax	$(0.25)	$(0.05)	$0.95	$(0.14)

Operating Ratios-GAAP Basis
Loss ratio	75.3%	75.8%	71.0%	72.7%
Expense ratio	30.3%	26.7%	27.7%	26.9%
Combined ratio (a)	105.6%	102.5%	98.8%	99.6%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$697,317	$668,121	$2,840,922	$2,728,999
Change in net unearned premiums	12,051	12,771	(44,727)	(30,812)
Net premiums earned	$709,368	$680,892	$2,796,195	$2,698,187

Paid losses and loss adjustment expenses	$504,891	$489,962	$1,933,866	$1,961,601
Change in net loss and loss adjustment expense reserves	29,060	26,204	52,256	1,089
Incurred losses and loss adjustment expenses	$533,951	$516,166	$1,986,122	$1,962,690

(a)	Combined ratio for the twelve months ended December 31, 2014 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,503,494; $2,523,042)	$2,618,400	$2,560,653
Equity securities (cost $387,851; $223,933)	412,880	281,883
Short-term investments (cost $373,180; $315,886)	372,542	315,776
Total investments	3,403,822	3,158,312
Cash	289,907	266,508
Receivables:
Premiums	390,009	366,075
Accrued investment income	38,737	36,120
Other	21,202	23,029
Total receivables	449,948	425,224
Deferred policy acquisition costs	197,202	194,466
Fixed assets, net	158,976	156,716
Current income taxes	503	0
Deferred income taxes	0	15,220
Goodwill	42,796	42,796
Other intangible assets, net	35,623	41,603
Other assets	21,512	14,336
Total assets	$4,600,289	$4,315,181

LIABILITIES AND SHAREHOLDERS' EQUITY
Losses and loss adjustment expenses	$1,091,797	$1,038,984
Unearned premiums	999,798	953,527
Notes payable	290,000	190,000
Accounts payable and accrued expenses	130,887	127,663
Current income taxes	0	11,856
Deferred income taxes	5,333	0
Other liabilities	207,028	170,665
Shareholders' equity	1,875,446	1,822,486
Total liabilities and shareholders' equity	$4,600,289	$4,315,181

OTHER INFORMATION
Common stock shares outstanding	55,121	54,975
Book value per share	$34.02	$33.15
Statutory surplus	$1.44 billion	$1.53 billion
Premiums written to surplus ratio	2.0	1.8
Debt to total capital ratio	13.4%	9.4%
Portfolio duration (including all short-term instruments)(a)(b)	2.6 years	3.6 years
Policies-in-force (company-wide "PIF")(a)
Personal Auto PIF	1,188	1,217
Homeowners PIF	484	465
Commercial Auto PIF	44	36

(a)	Unaudited.
(b)	Modified durations reflecting anticipated early calls.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of our business. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Total		Per diluted share		Total		Per diluted share
	2014	2013	2014	2013	2014	2013	2014	2013
(000's except per-share amounts)
Operating (loss) income	$(6,898)	$18,150	$(0.13)	$0.33	$125,179	$119,567	$2.28	$2.18
Net realized investment (losses) gains, net of tax	(14,058)	(2,774)	(0.25)	(0.05)	52,770	(7,424)	0.95	(0.14)
Net (loss) income	$(20,956)	$15,376	$(0.38)	$0.28	$177,949	$112,143	$3.23	$2.04

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that have been recognized as income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies. Net premiums written are meant as supplemental information and are not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods' loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Twelve Months Ended December 31,
	2014	2013

Combined ratio-accident period basis	98.9%	99.5%
Effect of estimated prior periods' loss development	(0.1)%	0.1%
Combined ratio	98.8%	99.6%

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CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com